SEABOARD CORPORATION

                        RESTATED BY-LAWS


                             OFFICES

          1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust
Company.

          2. The corporation may also have an office in Chestnut Hill, Massachusetts, and also offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

                     STOCKHOLDERS' MEETINGS

          3. All meetings of the stockholders for the election of directors shall be held in the City of Boston, Commonwealth of Massachusetts, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or a duly executed waiver of notice thereof.

          4. An annual meeting of Stockholders, commencing with the year 2002, shall be held on the fourth Monday of April in each year, if  not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or such other date and time as  the  Board of Directors shall approve, at which  meeting  the
Board  of  Directors  shall  elect,  by  a  majority  vote,   the
President, Treasurer and Secretary, and transact such other business as may be properly brought before the meeting.

          5. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least ten days prior to the meeting.

          6. At least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the secretary. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

          7. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of three (3) or more stockholders owning in amount one tenth of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          8. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least ten days before such meeting.

          9. Business transacted at all special meetings shall be confined to the objects stated in the call.

          10. The holders of a majority in amount of the stock issued and outstanding and entitled to vote thereat, present in person or represented  by proxy, shall be requisite and shall constitute  a quorum at all meetings of the stockholders for the transaction of
business  except  as  otherwise  provided  by  statute,  by   the
certificate  of incorporation or by these by-laws.  If,  however, such quorum shall not be present or represented at any meeting of the  stockholders, the stockholders, entitled  to  vote  thereat, present  in person or represented by proxy, shall have  power  to adjourn the meeting from time to time, without notice other  than announcement at the meeting, until a quorum shall be  present  or
represented.   At such adjourned meeting at which a quorum  shall
be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

          11. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

          12. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy  appointed by an instrument in writing subscribed  by  such stockholder and bearing a date not more than six months prior  to said  meeting,  unless  said instrument  provides  for  a  longer
period.   Each stockholder shall have one vote for each share  of
stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the corporation within twenty days next preceding such election of directors.

          13. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate  action  by any provisions of the statutes  or  of  the certificate of incorporation or of these by-laws, the meeting and
vote   of  stockholders  may  be  dispensed  with,  if  all   the
stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                            DIRECTORS

          14. The number of directors of the corporation constituting the full board of directors shall be no less than three (3) and no more than fifteen (15), the exact number to be determined by  the
Board  of  Directors  from time to time.   Within  the  foregoing
limits,  between elections by stockholders the board of directors may change the number of directors constituting the full board of
directors.    Directors   need  not  be   stockholders   of   the
corporation. Each director, including a director elected to fill a vacancy, shall hold office until his successor has been duly elected and qualified unless he sooner shall have resigned or been removed from office.

          15. The directors may hold their meetings and keep the books of the corporation, except the original or duplicate stock ledger, outside of Delaware, at the office of the corporation in Chestnut
Hill, Massachusetts, or at such other places as they may from time to time determine.

          16. A vacancy or newly created directorship, as the case may be, shall be deemed to exist in the Board of Directors in case of the death, resignation, disqualification, or removal of any director, or  if the authorized number of directors is increased, or if the stockholders  fail  at  any  meeting  of  stockholders  at  which directors  are to be elected to elect the full authorized  number of  directors to be elected at that meeting.  Vacancies and newly created directorships in the board of directors may be filled  by a  majority  of  the  remaining directors, though  fewer  than  a quorum, or by a sole remaining director.  Upon the resignation of one or more directors from the board of directors to be effective at  a  future date, a majority of the directors then  in  office, including  those who have so resigned, shall have  the  power  to fill  such vacancy or vacancies, the vote thereon to take  effect
when  such  resignation  or resignations  become  effective.   No
reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office; provided, however, that such director, or the entire board of directors, may be removed from office, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

          17. The property and business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                     COMMITTEES OF DIRECTORS

          18. The board of directors may, by vote of a majority of their entire number, elect from their own number an executive committee of  not less than three (3) nor more than five (5) members, which committee  may be vested with the management of the  current  and ordinary  business of the corporation, including the  declaration of dividends, the fixing and altering of the powers and duties of the  several officers and agents of the corporation, the election of  additional officers and agents, and the filling of  vacancies other than in the board of directors, and with power to authorize purchases,  sales, contracts, offers, conveyances, transfers  and negotiable  instruments.  A majority of the  executive  committee shall  constitute a quorum for the transaction of business but  a less  number may adjourn any meeting from time to time,  and  the
meeting  may  be held as adjourned without further  notice.   The
executive committee may make rules not inconsistent herewith for the holding and conduct of its meetings.

          19. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate other committees, each committee to consist of two (2) or more of the directors of the corporation, which to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

          20. All committees shall keep their regular minutes of their proceedings and report the same to the board, who shall have power to rescind any vote or resolution passed by any committee but no such rescission shall have retroactive effect.

                    COMPENSATION OF DIRECTORS

          21. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          22. Members of Executive or other committees may be allowed like compensation for attending committee meetings.

                      MEETINGS OF THE BOARD

          23. The first meeting of each newly elected board shall be held at such time and place either within or without the State of Delaware as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

          24. Regular meetings of the board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the board.

          25. Special meetings of the board may be called by the president on two (2) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two (2) directors.

          26. At all meetings of the board a majority of the entire board shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

          27. No notice of directors' meeting shall be necessary if all directors are present or waive notice of the meeting.

                             NOTICES

          28. Whenever under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed to such director or stockholder at such address as appears on the books of the corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

          29.  Whenever any notice is required to be given under the
provisions   of   the   statutes  or  of   the   certificate   of
incorporation, or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                            OFFICERS

          30. The officers of the corporation shall be chosen by the directors and shall be a president, a secretary and a treasurer.
Two or more offices may be held by the same person, except that where the offices of president and secretary are held by the same person, such person shall not hold any other office.

          31. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president from its members, a secretary and a treasurer, none of whom need be a member of the board.

          32. The board of directors or Executive Committee may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board or Executive Committee.

          33. The Board of Directors shall have authority (i) to fix the compensation, whether in the form of salary, bonus, stock options or  otherwise, of all officers and employees of the  Corporation, either  specifically  or  by  formula  applicable  to  particular classes  of officers or employees; and (ii) to authorize officers of  the  Corporation to fix the compensation of officers  of  the
Corporation  who  are  not  "named  executive  officers"  of  the
Corporation  within  the meaning of Item 402  of  Regulation  S-K promulgated  under the Securities Act of 1933 and the  Securities
Exchange  Act  of  1934.   The  Board  of  Directors  shall  have
authority to appoint a Compensation Committee and may delegate to
such   committee  any  or  all  of  its  authority  relating   to
compensation. The appointment of an officer shall not create any employment or contract rights in that officer.

          34.  The officers of the corporation shall hold office until
their  successors  are chosen and qualify in  their  stead.   Any
officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

                          THE PRESIDENT

          35. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors, shall be ex oficio a member of all standing committees, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

          36. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                        VICE-PRESIDENTS

          37. Any vice-presidents in the order of their seniority shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors or Executive Committee shall prescribe.

             THE SECRETARY AND ASSISTANT SECRETARIES

          38. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of  all  proceedings in a book to be kept for  that  purpose  and shall  perform  like  duties  for the  standing  committees  when
required.   He  shall give, or cause to be given, notice  of  all
meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

          39. Any assistant secretaries in order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors or Executive Committee shall prescribe.

             THE TREASURER AND ASSISTANT TREASURERS

          40. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

          41. He shall disburse the funds of the corporation as may be ordered by the board, or Executive Committee, taking proper
vouchers  for  such  disbursements,  and  shall  render  to   the
president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

          42. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in
such   sum  and  with  such  surety  or  sureties  as  shall   be
satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          43. Any assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors or Executive Committee shall prescribe.

                      CERTIFICATES OF STOCK

          44. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president and the treasurer.
If any stock certificate is signed (i) by a transfer agent or an assistant transfer agent or (ii) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer may be facsimile.

                       TRANSFERS OF STOCK

          45. Upon surrender to the corporation or any transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                    CLOSING OF TRANSFER BOOKS

          46. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                     REGISTERED STOCKHOLDERS

          47. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                        LOST CERTIFICATE

          48. The board of directors or Executive Committee may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged  to  have  been  lost or destroyed,  upon  making  of  an affidavit of that fact by the person claiming the certificate  of stock to be lost or destroyed.  When authorizing such issue of  a new  certificate  or  certificates, the  board  of  directors  or
Executive  Committee may, in its discretion and  as  a  condition precedent to the issuance thereof, require the owner of such lost
or   destroyed   certificate  or  certificates,  or   his   legal
representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                            DIVIDENDS

          49. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

          50. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or  sums  as  the directors from time to time, in their  absolute discretion, think proper as a reserve fund to meet contingencies, or  for equalizing dividends, or for repairing or maintaining any property  of  the corporation, or for such other purpose  as  the
directors   shall  think  conducive  to  the  interest   of   the
corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                   DIRECTORS' ANNUAL STATEMENT

          51. The board of directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

                             CHECKS

          52. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors or Executive Committee may from time to time designate.

                           FISCAL YEAR

          53. The fiscal year shall be the calendar year, beginning with the calendar year ending December 31, 1986.

                              SEAL

          54. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words
"Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                           AMENDMENTS

          55. These by-laws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held.

                         INDEMNIFICATION

     56. Mandatory Indemnification of Officers and Directors. The Corporation shall indemnify and reimburse each director and officer of the Corporation, and each director and officer of a subsidiary whose election or appointment it has voted for or expressly approved, who is elected, appointed or continued in office after February 22, 1993, for and against all liabilities and expenses imposed upon or reasonably incurred by him in connection with any action, suit or proceeding in which he may be involved or with which he may be threatened by reason of his being or having been a director or officer of the Corporation or of a subsidiary or his acts and omissions as such officer or director of the Corporation or of a subsidiary. The right of indemnity and reimbursement of each such person shall continue whether or not he continues to be such director or officer at the time such liabilities or expense are imposed upon or incurred by him and shall include, without being limited to, attorney's fees, court costs, judgments and compromise settlements. The right of reimbursement for liabilities and expenses so imposed or incurred shall include the right to receive such reimbursement in advance of the final disposition of any such action, suit or proceeding upon the Corporation's receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation pursuant to law or this paragraph.

     In no case shall such indemnification and reimbursement cover (i) liabilities or expenses imposed or incurred in connection with any matter as to which such director or officer shall be finally determined in such action, suit or proceeding to be liable by reason of his having been derelict in the
performance  of  his  duty  as  such  director  or  officer;   or
(ii) amounts paid to the Corporation or to a subsidiary and expenses incurred in connection with the proceeding or claim on account of which such payment is made, unless such reimbursement is provided for in compromise settlement approved in a manner described in clause (c) next following; or (iii) liabilities or expenses imposed or incurred in connection with any matter which shall be settled by compromise (including settlement by consent decree or judgment) if under such compromise such director or officer is required to make any payment, unless such compromise shall, after notice that it involves such reimbursement, be approved as in the best interest of the Corporation by vote of the board of directors of the Corporation at a meeting in which no director against whom any action, suit or proceeding on the same or similar grounds is then pending participates, or by vote or written approval of the holders of a majority of the shares of stock of the Corporation then outstanding and entitled to vote, for this purpose not counting as outstanding any shares of stock held or controlled by any such director or officer of the Corporation against whom any action, suit or proceeding on the same or similar grounds is then pending; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     The rights of indemnification and reimbursement hereby provided shall not be exclusive of other rights to which any director or officer may be entitled. As used in this paragraph the terms "director" and "officer" shall include their respective heirs, executors and administrators.

     57.  Discretionary Indemnification.

          (a) Actions By Third Parties. The Corporation shall have the right, but not the obligation, to indemnify, up to and including the full extent set forth in this paragraph, any person who was or is a party, or is threatened to be made a party to, or is otherwise involved in, any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (whether or not for profit) including serving as Trustee of an employee benefit plan of the Corporation or other entity described in this subparagraph, (whether or not such employee benefit plan is governed by ERISA), against all liability, losses, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding against any such person by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          (b) Actions by or on Behalf of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or entity (whether or not for profit) against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          (c) Indemnification for Expenses of Successful Defense. To the extent that (i) in the case of actions, suits or proceedings relating to acts or omissions occurring prior to July 1, 1997, any director, officer, employee or agent of the Corporation; or (ii) in the case of actions, suits or proceedings relating to acts or omissions occurring on or after such date, any present or former director or officer of this Corporation or of a subsidiary has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 56 or 57(b) of these Bylaws, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with such defense. The Corporation shall have the right, but not the obligation, to indemnify any person described in paragraphs 57(a) or (b) who has been successful on the merits or otherwise in defense of any action, suit or proceeding for which indemnification has been provided under paragraphs 57(a) or (b), or in defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with such defense.

          (d) Authorization. Any indemnification under paragraphs 56 or 57 of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, partner, member, trustee, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs 56 or 57, as the case may be. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination: (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in written opinion; or (iv) by the stockholders.

          (e)   Expense Advance.  Expenses (including  attorney's
fees) incurred by present or former officers or directors of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in one of the manners provided in paragraph 57(d) of these Bylaws upon receipt of an undertaking by or on behalf of such person to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in these Bylaws. Such expenses (including attorneys' fees) incurred by other employees or agents of the Corporation may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

          (f)     Nonexclusivity.    The   indemnification    and
advancement of expenses provided by, or granted pursuant to, these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, partner, member, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (g) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity against any liability asserted against, and incurred by, him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of these Bylaws or Section 145 of the Delaware General Corporation Law.

          (h) "The Corporation." For the purposes of paragraphs 56 or 57 of these Bylaws references to "the Corporation" shall include, in addition to the resulting corporation and, to the extent that the Board of Directors of the resulting corporation so decides, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity, shall stand in the same position under the provisions of these Bylaws with respect to the resulting or surviving corporation as he or she would have had with respect to such constituent corporation if its separate existence had continued.

          (i) Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity or from insurance.

          (j) Other Definitions. For purposes of paragraphs 56 or 57 of these Bylaws references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, partner, member, trustee, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, partner, member, trustee, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in these Bylaws.

          (k) Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, these Bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, officer, partner, member, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (l) Amendment or Repeal. Neither the amendment nor repeal of paragraphs 56 or 57 of these Bylaws nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with paragraphs 56 or 57 of these Bylaws shall reduce, eliminate or adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the effectiveness of such amendment, repeal or adoption.